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                                                                  EXHIBIT 21.0

                          SUBSIDIARIES OF THE REGISTRANT

    There is no parent of the Registrant. The following is a listing of the active subsidiaries of the Registrant, or if indented, subsidiaries of the subsidiary under which they are listed:


                                                                 INCORPORATION
                                                                 -------------

Alliance Imaging Centers, Inc.                                     California

Alliance Imaging of Central Georgia, Inc.                           Georgia

Epic/Alliance of Texas, Inc.                                         Texas

Alliance Imaging Management, Inc.                                  California

Alliance Resonancia Magnetica S.A. de C.V.                        Mexico, D.F.

Royal Medical Health Services, Inc.                               Pennsylvania

Alliance Imaging of Ohio, Inc.                                      Delaware

Alliance Imaging of Michigan, Inc.                                  Delaware

Mobile Technology, Inc.                                             Delaware

    Source2Site                                                    California
    MTHS Corporation                                                Delaware
    Mobile Technology - Canada, Inc.                              New Brunswick

Embarcardero Holding Corp. I                                        Delaware

Embarcadero Holding Corp. II                                        Delaware